UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware	77-0054952
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 15, 2006, the Board of Directors of Adeza Biomedical Corporation approved increases to the base salaries for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission). The Compensation Committee of the Board determines the annual salary adjustments of the Company’s named executive officers by evaluating the competitive marketplace, the performance of the Company, the performance of each executive and the operational areas of the Company for which that executive is responsible, and the responsibilities assumed by that executive. Each of the named executive officers received a merit increase in base salary, retroactive to February 1, 2006. In addition, Mark D. Fischer-Colbrie, the Company’s Vice President, Finance and Administration and Chief Financial Officer; Durlin E. Hickok, the Company’s Vice President, Medical Affairs; and Marian E. Sacco, the Company’s Vice President, Sales and Marketing, were each promoted to Senior Vice President and received promotion increases in base salary which are effective as of December 15, 2006. The base salaries for the named executive officers retroactive to February 1, 2006 and until December 15, 2006, as well as the new base salaries effective December 15, 2006, are as set forth across from each such officer’s name below:

		Base Salary Retroactive	Base Salary Effective
Name	Title	to February 1, 2006	December 15, 2006
Emory V. Anderson	President and Chief Executive Officer	$384,929	$384,929
Mark D. Fischer-Colbrie	SVP, Finance and Administration and	$255,208	$267,968
	Chief Financial Officer
Durlin E. Hickok	SVP, Medical Affairs	$251,723	$264,309
Robert O. Hussa	Vice President, Research and Development	$211,721	$211,721
Marian E. Sacco	SVP, Sales and Marketing	$243,931	$268,324
     On December 15, 2006, the Board also approved the granting of stock options to the Company’s named executive officers under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). Stock options are granted to executive officers under the 2004 Plan on a discretionary basis, at varying times and in varying amounts. The size and the timing of each grant are based on a number of factors, including the Company’s achievements, the individual’s level of responsibility, the amount, exercise price and term of options already held by the individual, the individual’s contributions to the achievement of the Company’s financial and strategic objectives, and industry practices and norms. No equity compensation awards were made to executives in 2005. On December 15, 2006, the Board approved the granting of stock options to the Company’s named executive officers to purchase the number of shares set forth across from each such officer’s name below:

Name	Title	Shares
Emory V. Anderson	President and Chief Executive Officer	160,000
Mark D. Fischer-Colbrie	SVP, Finance and	50,000
	Administration and Chief
	Financial Officer
Durlin E. Hickok	SVP, Medical Affairs	50,000
Robert O. Hussa	Vice President, Research and Development	18,750
Marian E. Sacco	SVP, Sales and Marketing	50,000
     The exercise price of each option is equal to the closing price of the Common Stock on the Nasdaq Global Market on the date of grant, which was $15.11 per share. The foregoing discussion of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed August 6, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: December 21, 2006	By:	/s/ Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Chief Financial Officer